AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

         This AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”) is dated as of March 28, 2001 by and between Earthshell Corporation, a Delaware corporation (the “Company”) and Acqua Wellington North American Equities Fund, Ltd., a company organized under the laws of the Commonwealth of The Bahamas (the “Purchaser”).

         WHEREAS, the Company and the Purchaser are parties to a Common Stock Purchase Agreement dated as of May 3, 2000 (the "Agreement"); and

        WHEREAS, the Company and the Purchaser have mutually determined and agreed to make certain changes to the terms and provisions of the Agreement and to evidence such changes by execution of this Amendment.

         NOW, THEREFORE, BE IT RESOLVED, the parties hereto agree as follows:

         1.         Section 1.1 (1) of the Agreement is hereby amended by deleting the section in its entirety and substituting in lieu thereof the following Section 1.1 (1):

                  “1.1 (1) “Registration Statement” shall mean the registration statement on Form S-3, Commission File 333-33752 and 333-52256 under the Securities Act, filed with the Securities and Exchange Commission registration of Shares, as such Registration Statement may be amended from time to time.”

         2.         Section 7.1 of the Agreement is hereby amended by deleting the section in its entirety and substituting in lieu thereof the following Section 7.1:

                  "7.1 Termination by Mutual Consent. The term of this Agreement shall be twenty-seven (27) months from the Closing Date. This agreement may be terminated at any time by mutual consent of the parties."

         3.         In all other respects, the terms and provisions of the Agreement are hereby ratified and confirmed in all respects and shall continue in full force and effect throughout the extended term of the Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                            EARTHSHELL CORPORATION

                                 /s/ D. SCOTT HOUSTON
                            By:  ____________________________
                                     Name: D. Scott Houston
                                     Title: Chief Financial Officer

                            ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.

                                  /s/ RICHARD COLPRON
                            By:  _____________________________
                                     Name: Richard Colpron
                                     Title:Vice President